Exhibit 10.24

Contract No.: September, 2007 Loan No.0021

RMB Loan Contract

China CITIC Bank, Wuhan Branch

RMB Loan Contract

Borrower: Wuhan Generating Equipment Co., Ltd. (hereinafter named as “Party A”)
Address: Canglongdao Science Park, Hongshan District, Wuhan

Postal code: 430000
Telephone: 59700043
Fax: 59700043
Legal representative: Xiao Jixin
Deposit bank and account number: China CITIC Bank Zhuyeshan Sub-branch, 82600038215

Lender: China CITIC Bank, Wuhan Branch (hereinafter named as “Party B”)
Address: No 747, Jianshe Avenue, Wuhan
Postal code: 430015
Telephone: 027-85355111
Fax: 027-85355111
Legal representative/principal: Xu Xuemin

Venue of execution: China CITIC Bank
Date of execution: February 15th, 2007

With reference to the relevant laws, rules and regulations in Contract Law of the People’s Republic of China and General Rules on Loan and after mutual consultation on the basis of equality, both parties sign the following contract.

Article 1: Type of Loan

Party B agrees to provide the following type of loan No. l to Party A as stipulated in the Contract:

I. Short-term loan     II. Medium term loan     III. Long-term loan

Article 2: Loan amount and length of maturity

The loan amount under this contract is in Renminbi (“RMB”).

(Amount in Words): Twenty Million Renminbi Only.

(Amount in Numbers): 20,000,000 RMB.

The length of maturity under this contract is one year, starting from February 17, 2007 to February 16, 2008.

If there is disparity between the length of maturity and the debt note under this contract, the debt note shall prevail.

Article 3: Purpose of the loan

Party A shall apply the loan under this contract for the turnover of current capital; however, Party B shall not bear any responsibility for Party A’s application of the loan.

Article 4: Interest rate and interest of loan

1.	Interest rate is determined according to the following first method for this loan:

(1)
A fixed interest rate of   % is adopted for the loan. If the interest rate of the People’s Bank of China is adjusted within the term of this contract, no interest rate in a separate period will be charged.

(2)
The interest rate is subject to the People's Bank of China's benchmark loan interest rate for the corresponding grade and period as of the effective date of this contract, plus/minus 10%. The interest rate under this contract is 6.732%. If the interest rate of the People’s Bank of China is adjusted within the term of this contract, this contract will adjust the loan interest rate according to the adjusted corresponding benchmark rate from the next YEAR (month/ quarter/year).

2.
Interest accrual of this loan is calculated from the actual date of draft and interest is settled on monthly (monthly/quarter) basis. The settlement date for interest is the   of every month (month/quarter).

3.
The first interest payment date of this loan is February 21, 2007. Party A shall have a sufficient amount in its deposit account with Party B before every interest payment date so that Party B can timely deduct the interest; if Party A chooses to make interest payments by other means, the interest shall be remitted into the account in time. If Party B fails to receive the full payment of the interest on the due date, it will be deemed as Party A’s failure of timely payment.

4.	When the last loan becomes due, the interest rate shall be settled together with the principal.

Article 5: Deposit withdrawal

1.	Party A shall withdraw the deposit according to the following schedule and the planned withdrawal date shall be on a business day of the bank:

No.	Date of withdrawal	Sum of withdrawal

1	February 17, 2007	20,000,000 RMB

2.
Party A shall withdraw the deposit according to the agreed withdrawal date of this contract, any change in the withdrawal time and/or sum shall be informed to Party B seven business days of the bank before the agreed withdrawal date. Party B agrees to offer Party A the withdrawal grace period for three working days of the bank and the loan not withdrawn when the grace period expires will be automatically cancelled and Party A is not allowed to withdraw again.

3.
Party A shall submit the irrevocable notice of withdrawing or debit note or other withdrawing notices to Party B three business days of the bank in advance of the scheduled date of draft and after Party B’s inspection for consent, based on which Party B will pay the loan and it will be the receipt of loan.

Article 6: Means of repayment:

1.	Party A shall repay the principal according to the following plan:

No.	Date of repayment	Sum of repayment
1	February 17, 2008	20,000,000 RMB

2.	The loan principal repaid by Party A shall be deposited to the designated account of Party B, whose account number is 7381910182600038215.

3.
If Party A intents to repay in advance, the irrevocable plan of advanced repayment in writing shall be delivered to Party B thirty calendar days prior to the scheduled advanced repayment date and Party B’s consent shall be obtained. Party B is entitled to charge the interest according to the length of maturity and interest rate agreed in this contract.

Article 7: Loan extension

If Party A fails to repay the loan under this contract and requires an extension, its written application shall be submitted to Party B 30 business days prior to the loan maturity date and after Party B examines and consents, both parties can sign the loan extension agreement. If Party B disagrees, this contract remains valid.

Article 8: Security of Loan

The security means of the loan under this contract is a guaranty. Party B and guarantor signed the No. 0001, 0002, 0003 Guaranty Contracts September, 2007 on the detailed guarantee issues under this contract.

Article 9: Representations and Warranties of Party A

1.
Party A is a Chinese corporation or other organization founded according to the laws of the People’s Republic of China and possesses the obligatory capacity for civil rights and disposing capacity to sign and implement this contract and is capable of bearing the civil responsibilities independently.

2.	All the documents, report and statements and representations related with this loan provided by Party A are all legal, authentic, accurate and complete.

Article 10: Rights and Obligations of Party A

1.	Party A is entitled to withdraw and use the loan according to the maturity and purpose as agreed in this contract.

2.	Party A shall clear off the principal and interest as agreed in this contract.

3.	Party A shall provide to Party B the statement and other documents truly implying his operation state and financial status regularly or as required by Party B.

4.
During the loan period, any significant changes in Party A’s managerial decision-making, including but not limited to share transfer, reorganization, consolidation, division, shareholding system transformation, joint venture, cooperation, joint-management, contracting tenancy, change of business scope and registered capital modification, etc and other changes which may possibly affect the Party B’s rights and interests shall be notified to Party B in written form at least 30 calendar days in advance and acquire prior written consent of Party B to fulfill the loan discharge or advanced loan discharge or provide the security approved by Party B.

5.
Party A shall actively cooperate with Party B to investigate, understand and supervise the operation status and the loan use. In the event that Party B is obstructed by Party A, all the expenses arising from the obstruction of Party A shall all be borne by Party A.

6.	Without prior written consent of Party B, Party A is not entitled to transfer or transfer by deceptive means the liabilities under this contract by any means.

7.
The transfer, lease or the disposal of all or significant part of the significant assets and business or business revenue by means of setting the security on the liabilities other than which are under this contract shall be in informed to Party B at least thirty calendar days in advance and acquire prior written consent from Party B.

8.
If any accidents take place, which will exercise seriously negative influence on the liability implementation of this contract, including but not limited to the severe economic disputes, cessation of business, close of business, bankruptcy, dissolution, business license withdrawal, business annulment, financial status degeneration, etc, Party A shall inform Party B in written notice immediately.

9.
If the security suffers from accidents such as cessation of business, close of business, bankruptcy, dissolution, business license revocation, business annulment and business loss, partial or overall loss of the corresponding security ability of this loan or if the value of the mortgaged property or the pledged rights as the security under this contract is reduced, Party A shall provide Party B the new security approved by Party B

10.
During the loan period, any changes in Party A’s name of juridical person, legal representative, project principal, address, telephone, fax shall be informed to Party B within seven calendar days after the changes.

Article 11: Rights and obligations of Party B

1.	Party B is entitled to inspect and understand the business circumstances and the utilization of the loan of Party A.

2.	Under the prerequisite that Party A implements the obligation agreed in this contract and satisfies the money-lending condition, Party B shall lend sufficient loan to Party A on time.

3.	All materials, documents and information provided by Party A shall be kept confidential, unless otherwise stipulated in the laws and regulations for query.

Article 12: Liabilities for Breach of Contract

1.
When this contract enters into forces, Party A and Party B shall both perform the obligations agreed in this contract. Failure of either party in performing wholly or partially the agreed obligations shall bear the corresponding responsibility of breach of contract.

2.	If Party A fails to draw the loan within the agreed date in the contract, Party B is entitled to charge a penalty according to the overdue days and the interest rate agreed in this contract.

3.	If Party B fails to provide the loan as agreed in the contract, Party A is entitled to claim a payment of penalty according to the overdue days and the interest rate agreed in this contract.

4.
If any of the following circumstances occur, Party B is entitled to terminate any sum of money undrawn under this contract and urges Party A to immediately repay the entire withdrawn loan, interest payable and other expenses. The day when Party B requires Party A to repay the above payment is the advanced maturity of the liability under this contract and Party B is entitled to directly deduct the sum from the Party B’s account deposited by Party A to compensate the liability under this contract.

(1)	Party A fails to repay the principal and interest of the loan under this contract in time;

(2)	Party B fails to implement any one of the obligations agreed in Clause 3 to Clause 9 of Article 10 of this contact;

(3)
The certification and documents related to this loan submitted by Party A to Party B and the statements and warranty of Article 9 of this contract are proved to be unauthentic, inaccurate, incomplete or tending to mislead;

(4)	Party A completely stops the repayment of liability or fails or expresses the incapability of the mature liability repayment.

(5)
Cessation of business, close of business, bankruptcy, dissolution, business license withdrawal, business annulment, involving in severe economic disputes and financial status degeneration take place in Party A.

(6)
Changes in address, range of business, legal representative and other issues registered in business administration or the significant external investment takes place, which will seriously influence or threaten the realization of Party B’s financial claims;

(7)	Other accidents that threaten and harm or possibly threaten and harm the Party B’s rights and benefits.

5.
If Party A fails to repay the loan agreed in the contract, in addition to exercising the rights agreed to in Section 4 of this Article, Party B is entitled to charge an extra penalty interest at the interest rate agreed in the contract plus 50% , i.e., the penalty interest rate of 10.098 % based on the actual number of days overdue. The unpaid interest of the overdue loan shall be charged with compound interest at the penalty interest rate agreed in this Section 5.

6.
For the overdue interest payable by Party A in loan period, Party B is entitled to charge the accumulative interest according to the actual overdue days on the basis of the loan interest rate agreed in the contract.

7.
For any loan not used for the agreed purposes by Party A, in addition to exercising the rights agreed in Section 4 of this Article, Party B is entitled to charge a penalty interest for the part of the loan used in violation of the agreed purpose at the loan interest rate agreed in the contract plus 100%. The penalty rate will be 13.464% based on the actual number of days overdue. The overdue interest payable by Party A shall be charged with accumulative interest on the basis of the penalty interest stipulated in this Section 7.

8.	All expenses of Party B to exercise its creditor’s rights (including, but not limited to, legal expenses, travel expenses, attorney fees, etc.) shall be borne by Party A.

Article 13: Continuity of Obligations

All the obligations of Party A under this contract shall continue and bind Party A’s successor, agent, receiver, assignee. If Party A completes a merger, restructuring or name change, all obligations of Party A under this contract shall continue and bind the merged entity, restructured entity or the renamed entity.

Article 14: Notarization

If either party of this Contract request for notarization, this contract shall be notarized in the national stipulated notary organization and the expense shall be borne by Party A.

Article 15: Other agreed issues

None
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Article 16: Applicable laws

This contract is governed by the laws of the People’s Republic of China and has binding forces on both parties.

Article 17: Dispute Settlement

Any disputes occurred and related to this contract shall be negotiated by both parties for solution. Otherwise, the parties agree that any failure to resolve such disputes shall go through the following:

1.	Apply for arbitration by Arbitration Committee.

2.	Bring a lawsuit to the People’s Court where Party B is located.

Article 18: Accumulative Features of Party B’s Rights

Party B’s rights under this contract are accumulative, which will not affect or exclude any rights from Party A according to law and other contracts. Unless otherwise specified by Party B in written form, Party B’s failure to exercise, partial exercise and/or deferred exercise of their rights do not compose the waiver or partial waiver of their rights, nor will influence, prevent or interfere with the continuous exercise or the exercise on other rights.

Article 19: Validation, modification and termination of the contract

1.
This contract is effective when Party A’s legal representative or its authorized agent and Party B’s legal representative or principal or authorized agent sign and is sealed with that Party’s official seal. If this contract includes a guaranty, it shall be effective as of the valid date of the guaranty contract.

2.
After the contract is effective, unless otherwise specified, neither party may modify or terminate the contract at will. If it is necessary to modify or terminate the contract, it shall be consulted and agreed to in writing by both parties.

Article 20: Miscellaneous

1.
The unsettled issues in this contract could be written in other agreements as an attachment to this contract. Any attachment, modification or supplement of this contract is part of this contract and possess the same legal force as this contract.

2.
If a certain clause of this contract or part of the content of a certain clause is considered invalid or will be invalid in the future, this invalid clause or the invalid part will not affect the validity of this contract and other clauses in this contract or other content in that clause.

3.
Any notice, request or other communication related to this contract from Party B to Party A, including but not limited to fax or letter, once delivered, will be considered as accepted by Party A; if by registered mail, then it will be deemed accepted as of the third day.

4.	The contract shall be in original copies, with copies for each party respectively.

Party A (Seal)	Party B (Seal)

Legal representative: Xiao Jixin	Legal representative/principal: Xu Xuemin

(Signature or stamp of entrusted agent)	(Signature or stamp of entrusted agent)